As filed with the Securities and Exchange Commission on October 9, 2020

Registration No. 333-219976

Registration No. 333-233244

Registration No. 333-235738

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 333-219976

FORM S-8 REGISTRATION STATEMENT No. 333-233244

FORM S-8 REGISTRATION STATEMENT No. 333-235738

UNDER

THE SECURITIES ACT OF 1933

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1590941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Telephone: (405) 478-8770

(Address of Principal Executive Offices, Including Zip Code)

Chaparral Energy, Inc. Management Incentive Plan

Chaparral Energy, Inc. 2019 Long-Term Incentive Plan

Inducement Equity Awards

(Full title of the plan)

Justin Byrne

Vice President and General Counsel

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Telephone: (405) 478-8770

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

J. Mark Metts

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, Texas 77002

Telephone: (713) 495-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Chaparral Energy, Inc. (the “Registrant”):

•

Registration Statement No. 333-219976, filed with the SEC on August 15, 2017, registering 3,388,832 shares of the Registrant’s Class A common stock, $0.01 par value per share (the “Common Stock”), under the Registrant’s Management Incentive Plan

•	Registration Statement No. 333-233244, filed with the SEC on August 13, 2019 registering 3,529,600 shares of the Registrant’s Common Stock, under the Registrant’s 2019 Long-Term Incentive Plan

•

Registration Statement No. 333-235738, filed with the SEC on December 27, 2019 registering 1,720,183 shares of the Registrant’s Common Stock, under the Registrant’s Inducement Equity Awards (together with the Management Incentive Plan and Long-Term Incentive Plan, the “Plans”)

The Registrant is no longer issuing securities under any of the Plans. This Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 is being filed in order to deregister all Shares that were registered under the Forms S-8 and remain unissued under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma on the 9th day of October 2020.

CHAPARRAL ENERGY, INC.

By:	/s/ Justin Byrne
Name: Justin Byrne
Title: Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Duginski	Chief Executive Officer, President and Director (Principal Executive Officer)	October 2, 2020
Charles Duginski

/s/ Stephanie Carnes	Vice President – Controller	October 5, 2020
Stephanie Carnes

/s/ Marcus Rowland
Marcus Rowland	Chairman of the Board	October 2, 2020

/s/ Douglas E. Brooks	Director	October 2, 2020
Douglas E. Brooks

/s/ Samuel Langford	Director	October 4, 2020
Samuel Langford

/s/ Mark McFarland
Mark McFarland	Director	October 4, 2020

/s/ Kenneth W. Moore
Kenneth W. Moore	Director	October 4, 2020

/s/ Gysle Shellum
Gysle Shellum	Director	October 4, 2020